REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees and Shareholders of Eaton
Vance Short Duration Diversified Income
Fund:
In planning and performing our audit of the
consolidated financial statements of Eaton
Vance Short Duration Diversified Income
Fund (the "Fund") as of and for the year
ended October 31, 2012, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Fund's internal
control over financial reporting, including
controls over safeguarding securities, as a
basis for designing our auditing procedures
for the purpose of expressing our opinion on
the consolidated financial statements and to
comply with the requirements of Form N-
SAR, but not for the purpose of expressing
an opinion on the effectiveness of the
Fund's internal control over financial
reporting.  Accordingly, we express no such
opinion.
The management of the Fund is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process designed
to provide reasonable assurance regarding
the reliability of financial reporting and the
preparation of consolidated financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A fund's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the fund; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of
consolidated financial statements in
accordance with generally accepted
accounting principles, and that receipts and
expenditures of the fund are being made
only in accordance with authorizations of
management of the fund and trustees of the
fund; and (3) provide reasonable assurance
regarding prevention or timely detection of
unauthorized acquisition, use, or disposition
of a fund's assets that could have a material
effect on the consolidated financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility that
a material misstatement of a fund's annual or
interim consolidated financial statements
will not be prevented or detected on a timely
basis.
Our consideration of the Fund's internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Fund's internal control
over financial reporting and its operation,
including controls for safeguarding securities
that we consider to be a material weakness,
as defined above, as of October 31, 2012.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Short Duration
Diversified Income Fund and the Securities
and Exchange Commission and is not
intended to be and should not be used by
anyone other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 18, 2012